SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BRANDYWINEGLOBAL – GLOBAL INCOME OPPORTUNITIES FUND INC.

(Name of Registrant as Specified in Its Charter)

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May 6, 2020

Vote Today for the Fund that is Delivering Monthly Distributions to You

Ahead of the BrandywineGLOBAL—Global Income Opportunities Fund Inc. (the “Fund”) Special Meeting of Shareholders on June 5, 2020, you are being asked to vote to approve new agreements1 between the Fund and its investment manager and subadviser that will enable the Fund to continue to operate and deliver the returns you rely on.

Why Should I Vote to Renew the Agreements with the Fund’s Investment Manager and Subadviser?
Approving these agreements will enable the Fund to continue to operate and deliver the returns and distributions you have come to expect from the Fund

The investment manager and subadviser have developed and implemented the Fund’s strategy that has enhanced shareholder value

Importantly, the new management and subadvisory agreements will be identical to the current agreements, except for the dates of execution, effectiveness and termination

What Happens If I Don’t Vote to Approve the New Agreements?
If these new agreements are not approved, the Fund may be forced to liquidate, which could result in serious negative implications for long-term shareholders such as…
A significant loss of shareholder value, including the discontinuation of the Fund’s distributions

Negative tax consequences

Protect the Value of Your Investment —

Vote the WHITE Proxy Card Today

The Fund’s Board of Directors unanimously recommends that you vote on the WHITE Proxy Card “FOR” the approval of the new management agreement for the Fund’s investment manager and the new subadvisory agreement for the Fund’s subadviser to ensure shareholders receive uninterrupted value.

Your Vote is Important, No Matter How Many or How Few Shares You Own

You can vote by internet, telephone or by signing and dating the WHITE Proxy Card and mailing it in the envelope provided.

If you have any questions about how to vote your shares or need additional assistance, please contact:

Innisfree M&A	Shareholders Call Toll Free: (877) 750-8197
Incorporated	Banks and Brokers Call: (212) 750-5833

REMEMBER
We urge you NOT to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card.

Notes

1

Due to the “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadviser, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton.

Forward Looking Statement

Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.

All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.